Exhibit 99.1
Lifetime Brands, Inc. Reports Second Quarter 2025 Financial Results
Sales of $131.9 million
TTM Adjusted EBITDA of $50.7 million
Company Maintains Strong Liquidity Position
GARDEN CITY, NY, August 7, 2025 – Lifetime Brands, Inc. (NasdaqGS: LCUT), a leading global designer, developer and marketer of a broad range of branded consumer products used in the home, today reported its financial results for the quarter ended June 30, 2025.
Rob Kay, Lifetime's Chief Executive Officer, commented, “Despite ongoing macroeconomic pressures and the evolving impact of tariff-related headwinds, we remain encouraged by several positive developments this quarter. Gross margin held steady at 38.6%, underscoring strong execution in both pricing strategy and supply chain management. We also continued to reduce SG&A expenses, further improving our cost efficiency. Backed by a strong liquidity position, we believe the Company is well-equipped to manage near-term volatility, much of which we view as non-recurring, while continuing to build a foundation for sustainable long-term growth. I am incredibly proud of our team and the headway we have made in a challenging and dynamic market environment.”
Second Quarter Financial Highlights:
Consolidated net sales for the three months ended June 30, 2025 were $131.9 million, representing a decrease of $9.8 million, or 6.9%, as compared to net sales of $141.7 million for the corresponding period in 2024. In constant currency, a non-GAAP financial measure, which excludes the impact of foreign exchange fluctuations and was determined by applying 2025 average rates to 2024 local currency amounts, consolidated net sales decreased by $10.4 million, or 7.3%, as compared to consolidated net sales in the corresponding period in 2024. A table reconciling this non-GAAP financial measure to consolidated net sales, as reported, is included below.
Gross margin for the three months ended June 30, 2025 was $50.8 million, or 38.6%, as compared to $54.6 million, or 38.5%, for the corresponding period in 2024.
Selling, general and administrative expenses for the three months ended June 30, 2025 were $37.5 million, a decrease of $0.8 million, or 2.1%, as compared to $38.3 million for the corresponding period in 2024.
Loss from operations was $(37.2) million, as compared to income from operations of $1.2 million for the corresponding period in 2024. Loss from operations for the current period includes a non-cash goodwill impairment charge of $33.2 million related to the U.S. segment. The charge was recognized following the completion of an interim goodwill impairment test, which was triggered by impacts of the recently implemented tariffs. As of June 30, 2025, the Company's goodwill balance has been reduced to zero and therefore we expect in the future a more consistent alignment between GAAP accounting earnings and non-GAAP adjusted earnings.
Adjusted income from operations(1) was $0.9 million, as compared to $5.6 million for the corresponding period in 2024.
Net loss was $(39.7) million, or $(1.83) per diluted share, as compared to net loss of $(18.2) million, or $(0.85) per diluted share, in the corresponding period in 2024. Net loss for the current period included a non-cash goodwill impairment charge of $33.2 million. Net loss for the prior period included a non-cash charge of $14.2 million due to the Company's loss of significant influence in its equity investment in Grupo Vasconia.
Adjusted net loss(1) was $(10.9) million, or $(0.50) per diluted share, as compared to adjusted net loss(1) of $(0.6) million, or $(0.03) per diluted share, in the corresponding period in 2024.

Six Months Financial Highlights:
Consolidated net sales for the six months ended June 30, 2025 were $271.9 million, a decrease of $12.0 million, or 4.2%, as compared to net sales of $283.9 million for the corresponding period in 2024. In constant currency, a non-GAAP financial measure, which excludes the impact of foreign exchange fluctuations and was determined by applying 2025 average rates to 2024 local currency amounts, consolidated net sales decreased by $12.4 million, or 4.4%, as compared to consolidated net sales in the corresponding period in 2024. A table reconciling this non-GAAP financial measure to consolidated net sales, as reported, is included below.
Gross margin for the six months ended June 30, 2025 was $101.5 million, or 37.3%, as compared to $112.1 million, or 39.5%, for the corresponding period in 2024.
Selling, general and administrative expenses for the six months ended June 30, 2025 were $69.0 million, a decrease of $8.9 million, or 11.4%, as compared to $77.9 million for the corresponding period in 2024. Selling, general and administrative expenses for the current period includes a net legal settlement gain of $6.4 million.
Loss from operations was $(36.1) million, as compared to income from operations of $3.0 million for the corresponding period in 2024. Loss from operations for the current period includes a non-cash goodwill impairment charge of $33.2 million related to the U.S. segment. The charge was recognized following the completion of an interim goodwill impairment test, which was triggered by impacts of the recently implemented tariffs. As of June 30, 2025, the Company's goodwill balance has been reduced to zero and therefore we expect in the future a more consistent alignment between GAAP accounting earnings and non-GAAP adjusted earnings.
Adjusted income from operations(1) was zero, as compared to $11.3 million for the corresponding period in 2024.
Net loss was $(43.9) million, or $(2.03) per diluted share, as compared to net loss of $(24.4) million, or $(1.14) per diluted share, in the corresponding period in 2024. Net loss for the current period includes a non-cash goodwill impairment charge of $33.2 million. Net loss for the prior period includes a non-cash charge of $14.2 million due to the Company's loss of significant influence in its equity investment in Grupo Vasconia.
Adjusted net loss(1) was $(16.2) million, or $(0.75) per diluted share, as compared to adjusted net loss(1) of $(3.8) million, or $(0.18) per diluted share, in the corresponding period in 2024.
Adjusted EBITDA(1) was $50.7 million for the trailing twelve months ended June 30, 2025.
Liquidity as of June 30, 2025 was $96.9 million, consisting of $12.0 million of cash and cash equivalents, $65.7 million of availability under the ABL Agreement, limited by the Term Loan financial covenant, and $19.2 million of available funding under the Receivables Purchase Agreement.
(1) A table reconciling this non-GAAP financial measure to its most comparable GAAP financial measure, as reported, is included below.
Dividend
On August 5, 2025, the Company's Board of Directors declared a quarterly dividend of $0.0425 per share payable on November 14, 2025 to stockholders of record on October 31, 2025.
Conference Call
The Company has scheduled a conference call for Thursday, August 7, 2025 at 11:00 a.m. (Eastern Time). The dial-in number for the conference call is 1-844-826-3035 (U.S.) or 1-412-317-5195 (International).
A live webcast of the conference call will be accessible through:
https://viavid.webcasts.com/starthere.jsp?ei=1727662&tp_key=111a0de2fc
For those who cannot listen to the live broadcast, an audio replay of the webcast will be available on the Company’s investor relations website at https://lifetimebrands.gcs-web.com/ or via telephone replay by dialing 1-844-512-2921 (USA) or 1-412-317-6671 (International) and entering access code 10201512. The replay of the webcast will be available for one year.

Non-GAAP Financial Measures
This earnings release contains non-GAAP financial measures, including constant currency net sales, adjusted income (loss) from operations, adjusted net loss, adjusted diluted loss per common share, adjusted EBITDA. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of a company; or, includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. These non-GAAP financial measures are provided because the Company's management uses these financial measures in evaluating the Company’s on-going financial results and trends, and management believes that exclusion of certain items allows for more accurate period-to-period comparison of the Company’s operating performance by investors and analysts. Management uses these non-GAAP financial measures as indicators of business performance. These non-GAAP financial measures should be viewed as a supplement to, and not a substitute for, GAAP financial measures of performance. As required by SEC rules, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
Forward-Looking Statements
In this press release, the use of the words “advance,” “believe,” “continue,” “could,” “deliver,” “drive,” “enable,” “expect,” “gain,” “goal,” “grow,” “intend,” “maintain,” “manage,” “may,” “outlook,” “plan,” “positioned,” “project,” “projected,” “should,” “take,” “target,” “unlock,” “will,” “would”, or similar expressions is intended to identify forward-looking statements. Such statements include all statements regarding the growth of the Company, the Company’s financial guidance, the Company’s ability to navigate the current environment and advance the Company’s strategy, the Company’s commitment to increasing investments in future growth initiatives, the Company’s initiatives to create value, the Company’s efforts to mitigate geopolitical factors and tariffs, the Company’s current and projected financial and operating performance, results, and profitability and all guidance related thereto, including forecasted exchange rates and effective tax rates, as well as the Company’s continued growth and success, future plans and intentions regarding the Company and its consolidated subsidiaries. Such statements represent the Company’s current judgments, estimates, and assumptions about possible future events. The Company believes these judgments, estimates, and assumptions are reasonable, but these statements are not guarantees of any events or financial or operational results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, the Company’s ability to comply with the requirements of its credit agreements; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt, as well as to deleverage its balance sheet; seasonality of the Company's cash flows; the possibility of impairments to the Company’s goodwill; the possibility of impairments to the Company’s intangible assets; the highly seasonal nature of the Company’s business; the Company’s ability to drive future growth and profitability from its European operations; changes in U.S. or foreign trade or tax law and policy; changes in general economic conditions that could impact the Company’s customers and affect customer purchasing practices or consumer spending; customer ordering behavior; the performance of the Company’s newer products; expenses and other challenges relating to the integration of any future acquisitions; changes in demand for the Company’s products; changes in the Company’s management team; the significant influence of the Company’s largest stockholder; fluctuations in foreign exchange rates; changes in U.S. trade policy or the trade policies of nations in which the Company or the Company’s suppliers do business; shortages of and price volatility for certain commodities; global health epidemic; social unrest, including related protests and disturbances; the emergence, continuation and consequences of geopolitical conditions, including political instability in the U.S. and abroad, unrest and sanctions, war, conflict, including the ongoing conflicts between Russia and the Ukraine, conflicts in the Middle East, and increasing tensions between China and Taiwan; legislative and regulatory risks, including those relating to the recent enactment of the OBBBA; macro-economic challenges, including labor disputes, depreciation of the U.S. dollar, volatility in the capital markets, inflationary impacts and disruptions to the global supply chain; dependence on third-party manufacturers; increase in supply chain costs, including raw materials, sourcing, transportation and energy; the imposition of duties and tariffs and other trade barriers and retaliatory countermeasures and/or economic sanctions implemented by the U.S. and other governments; impact of tariffs and trade policies, particularly with respect to China; the Company’s ability to successfully integrate acquired businesses; the Company’s expectations regarding customer purchasing practices and the future level of demand for the Company’s products; the Company’s ability to execute on the goals and strategies set forth in the Company’s Project Concord plan; and significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and ability to maintain an appropriate level of debt. The Company undertakes no obligation to update these forward-looking statements other than as required by law.
Lifetime Brands, Inc.
Lifetime Brands is a leading global designer, developer and marketer of a broad range of branded consumer products used in the home. The Company markets its products under well-known kitchenware brands, including Farberware®, KitchenAid®, Sabatier®, Amco Houseworks®, Chef’n® Chicago™ Metallic, Copco®, Fred® & Friends, Houdini™, KitchenCraft®, Kamenstein®, La Cafetière®, MasterClass®, Misto®, Swing-A-Way®, Taylor® Kitchen, Rabbit®, and Dolly®; respected tableware and giftware brands, including Mikasa®, Pfaltzgraff®, Fitz and Floyd®, Empire Silver™, Gorham®, International®

Silver, Towle® Silversmiths, Wallace®, Wilton Armetale®, V&A®, Royal Botanic Gardens Kew®, Year & Day®, Dolly®, Royal Leerdam®, and ONIS®; and valued home solutions brands, including BUILT NY®, S’well®, Taylor® Bath, Taylor® Kitchen, Taylor® Weather, Planet Box®, and Dolly®. The Company also provides exclusive private label products to leading retailers worldwide.
The Company’s corporate website is www.lifetimebrands.com.
Contacts:
Lifetime Brands, Inc.
Laurence Winoker, Chief Financial Officer
516-203-3590
investor.relations@lifetimebrands.com
or
MZ North America
Shannon Devine
Main: 203-741-8811
LCUT@mzgroup.us

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands—except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net sales	$131,862	$141,666	$271,947	$283,908
Cost of sales	81,023	87,116	170,471	171,811
Gross margin	50,839	54,550	101,476	112,097
Distribution expenses	17,314	15,052	35,384	31,233
Selling, general and administrative expenses	37,495	38,331	68,963	77,867
Goodwill impairment	33,237	—	33,237	—
(Loss) income from operations	(37,207)	1,167	(36,108)	2,997
Interest expense	(5,054)	(5,157)	(9,969)	(10,771)
Mark to market loss on interest rate derivatives	(220)	(82)	(747)	(256)
Loss on equity securities	—	(14,152)	—	(14,152)
Loss before income taxes and equity in losses	(42,481)	(18,224)	(46,824)	(22,182)
Income tax benefit (provision)	2,782	57	2,924	(153)
Equity in losses, net of taxes	—	—	—	(2,092)
NET LOSS	$(39,699)	$(18,167)	$(43,900)	$(24,427)
BASIC LOSS PER COMMON SHARE	$(1.83)	$(0.85)	$(2.03)	$(1.14)
DILUTED LOSS PER COMMON SHARE	$(1.83)	$(0.85)	$(2.03)	$(1.14)

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands—except share data)

	June 30, 2025	December 31, 2024
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$12,045	$2,929
Accounts receivable, less allowances of $15,005 at June 30, 2025 and $14,093 at December 31, 2024	89,554	156,743
Inventory	218,208	202,408
Prepaid expenses and other current assets	12,138	11,488
Income taxes receivable	5,036	—
TOTAL CURRENT ASSETS	336,981	373,568
PROPERTY AND EQUIPMENT, net	15,952	15,049
OPERATING LEASE RIGHT-OF-USE ASSETS	55,363	59,571
INTANGIBLE ASSETS, net	141,657	183,527
OTHER ASSETS	1,924	2,595
TOTAL ASSETS	$551,877	$634,310
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturity of term loan	$4,952	$4,891
Accounts payable	52,528	60,029
Accrued expenses	53,419	70,848
Income taxes payable	—	830
Current portion of operating lease liabilities	16,027	15,145
TOTAL CURRENT LIABILITIES	126,926	151,743
OTHER LONG-TERM LIABILITIES	15,947	15,955
INCOME TAXES PAYABLE, LONG-TERM	706	706
OPERATING LEASE LIABILITIES	50,604	56,740
DEFERRED INCOME TAXES	5,787	5,601
REVOLVING CREDIT FACILITY	37,683	42,693
TERM LOAN	128,456	130,949
STOCKHOLDERS’ EQUITY
Preferred stock, $1.00 par value, shares authorized: 100 shares of Series A and 2,000,000 shares of Series B; none issued and outstanding	—	—
Common stock, $0.01 par value, shares authorized: 50,000,000 at June 30, 2025 and December 31, 2024; shares issued and outstanding: 22,657,435 at June 30, 2025 and 22,155,735 at December 31, 2024	227	222
Paid-in capital	282,252	280,566
Accumulated deficit	(78,426)	(32,550)
Accumulated other comprehensive loss	(18,285)	(18,315)
TOTAL STOCKHOLDERS’ EQUITY	185,768	229,923
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$551,877	$634,310

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2025	2024
OPERATING ACTIVITIES
Net loss	$(43,900)	$(24,427)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	11,135	9,833
Goodwill impairment	33,237	—
Amortization of financing costs	1,390	1,471
Mark to market loss on interest rate derivatives	747	256
Operating leases, net	(1,134)	(965)
Provision (recovery) for doubtful accounts	1,408	(287)
Deferred income taxes	—	144
Stock compensation expense	2,106	1,844
Equity in losses, net of taxes	—	2,092
Loss on equity securities	—	14,152
Changes in operating assets and liabilities
Accounts receivable	67,239	42,712
Inventory	(12,318)	(20,184)
Prepaid expenses, other current assets and other assets	(629)	1,687
Accounts payable, accrued expenses and other liabilities	(27,319)	(3,213)
Income taxes receivable	(5,036)	(3,546)
Income taxes payable	(869)	(639)
NET CASH PROVIDED BY OPERATING ACTIVITIES	26,057	20,930
INVESTING ACTIVITIES
Purchases of property and equipment	(2,746)	(1,098)
NET CASH USED IN INVESTING ACTIVITIES	(2,746)	(1,098)
FINANCING ACTIVITIES
Proceeds from revolving credit facility	145,891	74,207
Repayments of revolving credit facility	(154,134)	(101,804)
Repayments of term loan	(3,750)	(1,875)
Payments for finance lease obligations	(21)	(14)
Payments of tax withholding for stock based compensation	(416)	(1,083)
Cash dividends paid	(1,933)	(1,977)
NET CASH USED IN FINANCING ACTIVITIES	(14,363)	(32,546)
Effect of foreign exchange on cash	168	(79)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	9,116	(12,793)
Cash and cash equivalents at beginning of period	2,929	16,189
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$12,045	$3,396

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands)
Reconciliation of GAAP to Non-GAAP Operating Results
Adjusted EBITDA for the twelve months ended June 30, 2025:

	Quarter Ended				Twelve Months Ended June 30, 2025
	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025
	(in thousands)
Net income (loss) as reported	$344	$8,918	$(4,201)	$(39,699)	$(34,638)
Income tax provision (benefit)	1,507	1,671	(142)	(2,782)	254
Interest expense	5,834	5,603	4,915	5,054	21,406
Depreciation and amortization	6,408	6,073	5,698	5,437	23,616
Mark to market loss (gain) on interest rate derivatives	928	(718)	527	220	957
Goodwill impairment	—	—	—	33,237	33,237
Stock compensation expense	1,042	1,034	1,062	1,044	4,182
Legal settlement gain, net(1)	—	—	(4,578)	—	(4,578)
Severance expense	—	—	—	270	270
Acquisition related expenses	210	143	—	123	476
Warehouse redesign expenses(2)	662	249	—	139	1,050
Pro forma adjustments(3)					4,500
Adjusted EBITDA(4)	$16,935	$22,973	$3,281	$3,043	$50,732
(1) For the twelve months ended June 30, 2025, legal settlement gain, net included a net settlement of $6.4 million, and adjusted for legal fees incurred from March 2, 2018 through March 31, 2025 of $1.8 million.
(2) For the twelve months ended June 30, 2025, the warehouse redesign expenses were related to the U.S. segment.
(3) Pro forma adjustments represent the amount of operating expense reductions projected by the Company as a result of actions taken through June 30, 2025 or expected to be taken within 18 months of June 30, 2025, net of the benefits realized during the twelve months ended June 30, 2025. These actions include cost savings initiatives for the U.S. segment related to reductions in employee expenses (i.e., including terminated employees, furloughed employees and temporary salary reductions) and costs saving for the International segment related to Project Concord.
(4) Adjusted EBITDA is a non-GAAP financial measure that is defined in the Company’s debt agreements. Adjusted EBITDA is defined as net income (loss), adjusted to exclude income tax provision (benefit), interest expense, depreciation and amortization, mark to market loss (gain) on interest rate derivatives, goodwill impairment, stock compensation expense, legal settlement gain, net and other items detailed in the table above that are consistent with exclusions permitted by our debt agreements.

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands—except per share data)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)
Adjusted net loss and adjusted diluted loss per common share (in thousands -except per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net loss as reported	$(39,699)	$(18,167)	$(43,900)	$(24,427)
Adjustments:
Acquisition intangible amortization expense	4,374	3,721	8,739	7,499
Legal settlement gain, net	—	—	(6,400)	—
Acquisition related expenses	123	641	123	736
Warehouse redesign expenses(1)	139	35	139	53
Severance expense	270	—	270	—
Mark to market loss on interest rate derivatives	220	82	747	256
Loss on equity securities	—	14,152	—	14,152
Goodwill impairment	33,237	—	33,237	—
Income tax effect on adjustments	(9,571)	(1,102)	(9,176)	(2,100)
Adjusted net loss(2)	$(10,907)	$(638)	$(16,221)	$(3,831)
Adjusted diluted loss per common share(3)	$(0.50)	$(0.03)	$(0.75)	$(0.18)
(1) For the three and six months ended June 30, 2025 and 2024, warehouse redesign expenses were related to the U.S. segment.
(2) Adjusted net loss and adjusted diluted loss per common share in the three and six months ended June 30, 2025 excludes acquisition intangible amortization expense, a legal settlement gain, net, acquisition related expenses, warehouse redesign expenses, severance expense, mark to market loss on interest rate derivatives, and goodwill impairment. The income tax effect on adjustments reflects the statutory tax rates applied on the adjustments.
Adjusted net loss and adjusted diluted loss per common share in the three and six months ended June 30, 2024 excludes acquisition intangible amortization expense, acquisition related expenses, warehouse redesign expenses, mark to market loss on interest rate derivatives, and loss on equity securities. The income tax effect on adjustments reflects the statutory tax rates applied on the adjustments.
(3) Adjusted diluted loss per common share is calculated based on diluted weighted-average shares outstanding of 21,686 and 21,421 for the three month period ended June 30, 2025 and 2024, respectively. Adjusted diluted loss per common share is calculated based on diluted weighted-average shares outstanding of 21,639 and 21,399 for the six month period ended June 30, 2025 and 2024, respectively. The diluted weighted-average shares outstanding for the three and six months ended June 30, 2025 and 2024 do not include the effect of dilutive securities.

Adjusted income from operations (in thousands):
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
(Loss) income from operations	$(37,207)	$1,167	$(36,108)	$2,997
Adjustments:
Acquisition intangible amortization expense	4,374	3,721	8,739	7,499
Legal settlement gain, net	—	—	(6,400)	—
Acquisition related expenses	123	641	123	736
Warehouse redesign expenses(1)	139	35	139	53
Severance expense	270	—	270	—
Goodwill impairment	33,237	—	33,237	—
Total adjustments	38,143	4,397	36,108	8,288
Adjusted income from operations(2)	$936	$5,564	$—	$11,285
(1) For the three and six months ended June 30, 2025 and 2024, warehouse redesign expenses were related to the U.S. segment.
(2) Adjusted income from operations for the three and six months ended June 30, 2025 excludes acquisition intangible amortization expense, a legal settlement gain, net, acquisition related expenses, warehouse redesign expenses, severance expenses, and goodwill impairment. Adjusted income from operations for the three and six months ended June 30, 2024, excludes acquisition intangible amortization expense, acquisition related expenses, and warehouse redesign expenses.

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)
Constant Currency:

	As Reported Three Months Ended June 30,			Constant Currency (1) Three Months Ended June 30,				Year-Over-Year Increase (Decrease)
Net sales	2025	2024	Increase (Decrease)	2025	2024	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S.	$119,315	$130,503	$(11,188)	$119,315	$130,502	$(11,187)	$1	(8.6)%	(8.6)%	—%
International	12,547	11,163	1,384	12,547	11,766	781	(603)	6.6%	12.4%	5.8%
Total net sales	$131,862	$141,666	$(9,804)	$131,862	$142,268	$(10,406)	$(602)	(7.3)%	(6.9)%	0.4%

	As Reported Six Months Ended June 30,			Constant Currency (1) Six Months Ended June 30,				Year-Over-Year Increase (Decrease)
Net sales	2025	2024	Increase (Decrease)	2025	2024	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S.	$247,825	$260,983	$(13,158)	$247,825	$260,921	$(13,096)	$62	(5.0)%	(5.0)%	—%
International	24,122	22,925	1,197	24,122	23,421	701	(496)	3.0%	5.2%	2.2%
Total net sales	$271,947	$283,908	$(11,961)	$271,947	$284,342	$(12,395)	$(434)	(4.4)%	(4.2)%	0.2%
(1) “Constant Currency” is determined by applying the 2025 average exchange rates to the prior year local currency sales amounts, with the difference between the change in “As Reported” net sales and “Constant Currency” net sales, reported in the table as “Currency Impact.” Constant currency sales growth is intended to exclude the impact of fluctuations in foreign currency exchange rates.